Exhibit 99.1

              PhotoMedex Appoints Stephen P. Connelly to the Board of Directors and R. Rox Anderson, M.D., as Chief Medical
                               Advisor

    MONTGOMERYVILLE, Pa.--(BUSINESS WIRE)--May 3, 2007--PhotoMedex, Inc. (Nasdaq:PHMD) announces the appointment of Stephen P. Connelly to the Board of Directors.

    Stephen P. Connelly has over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device and pharmaceutical fields. He has served as President and Chief Operating Officer of Viasys Healthcare, Inc. a publicly traded medical technology and device company. In addition, Mr. Connelly was Senior Vice President and General Manager of the America's as well as a member of the Executive Committee of Rhone Poulenc Rorer. Mr. Connelly brings a diverse and comprehensive business background to the board, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. He is well-versed in every aspect of marketing, sales, general management, research and development of high-technology products and processes. Mr. Connelly has extensive international experience having lived in Asia and having had operational P&L responsibility in every developed country.

    Mr. Connelly commented: "I look forward to being an active and contributing member of the PhotoMedex Board. I support the strategy presented by the management team, which is to show fiscally responsible and sustainable growth. I am prepared to use my expertise wherever possible to assist in achieving that vision."

    Jeff O'Donnell, PhotoMedex's CEO, said, "The Board unanimously and enthusiastically concurs that Stephen Connelly is an excellent resource and will be a major asset to the Board. The timing of Steve's appointment to the PhotoMedex Board of Directors could not be better. He is coming on board at a time when his expertise in the medical device and pharmaceutical industries will be especially beneficial, and we look forward to working with him to promote the sale of PhotoMedex products worldwide."

    Warwick Alex Charlton, who served as a director for the last 8 years, has tendered his resignation in compliance with the policies and requirements of his new position with Rodman & Renshaw, a New
York-based investment banking firm.

    Mr. O'Donnell said, "The Board certainly appreciates the reasons for Alex's resignation, and his presence will be missed. Alex has been a tremendous asset to PhotoMedex."

    R. Rox Anderson, M.D., Chairman of the PhotoMedex Scientific Advisory Board, has been appointed as the Chief Medical Advisor to the PhotoMedex Board of Directors. Dr. Anderson is Professor of Harvard Medical School, Director of the Wellman Center for Photomedicine at Massachusetts General Hospital and a practicing dermatologist.
Dr. Anderson has performed extensive laboratory and clinical research. Many of the laser treatments now used for skin originated with Dr. Anderson's research. He holds a bachelor's degree from the Massachusetts Institute of Technology and a medical degree from Harvard Medical School.

    R. Rox Anderson, MD said, "This is a great opportunity to work directly with the Board of Photomedex, which is dedicated to doing well by doing good for consumers, patients and physicians alike."

    Mr. O'Donnell remarked, "I have found over the past 7 years that Dr. Anderson has a unique balance of scientific expertise and practical business sense. As the chair of the PhotoMedex Scientific Advisory Board, his input has been invaluable. By appointing Dr. Anderson to the position of Chief Medical Advisor to the Board, he will be in a position to help shape and develop the direction and growth of the Company as well. The Board is excited to have Dr. Anderson in such a pivotal position and feels that his expertise will be of tremendous value in positioning PhotoMedex to achieve its goal to become an industry leader."

    About PhotoMedex:

    PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.

    Some portions of this release, particularly those describing PhotoMedex' strategies contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved.

    CONTACT: Company Contact:
             PhotoMedex, Inc.
             Dennis McGrath, CFO, 215-619-3287
             info@photomedex.com
             or
             Investor Contacts:
             Lippert/Heilshorn & Associates, Inc.
             Kim Sutton Golodetz, 212-838-3777
             Kgolodetz@lhai.com
             Bruce Voss, 310-691-7100
             Bvoss@lhai.com